UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

On February 17, 2009 Vitesse Semiconductor Corporation. (the “Company”) issued a press release captioned “Vitesse Reports First Quarter Fiscal 2009 Financial Results”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of adverse market conditions, the Company performed an interim impairment test on its existing goodwill and intangible assets during the first quarter of fiscal year 2009, in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.”  This analysis resulted in a pre-tax non-cash impairment charge of $191.4 million and is necessary to reduce the book value of the Company’s goodwill to its estimated fair value in light of financial market conditions and the material decline in the market value of the Company’s common stock in the first quarter of fiscal 2009.  The impaired goodwill was associated with the Company’s prior acquisitions. The Company does not expect that the non-cash charge will have an impact on its financial condition or affect its debt agreements.

Due principally to this non-cash impairment charge, the Company reported a loss from operations of $188.3 million for the first quarter of fiscal year 2009. Excluding the goodwill impairment charge, income from operations would have been $3.1 million, compared with an operating loss of $4.9 million for the first quarter of fiscal year 2008.

Net loss was $190.0 million, or $(0.84) per share, for the first quarter of fiscal year 2009.  Excluding the goodwill impairment charge, ending income or net income would have been $1.5 million, or $0.00 per share, compared with net income of $1.5 million, or $0.00 per share, for the first quarter of fiscal year 2008.

As used herein and in the press release, the terms; “ending income excluding the goodwill impairment charge,” “income from operations excluding the goodwill impairment charge,” “net income excluding the impairment charge” and “earnings per share excluding the impairment charge” represent non-GAAP financial measures pursuant to Rule 101 of Regulation G as promulgated by the U.S. Securities and Exchange Commission. This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends.  Management uses these non-GAAP measurements to review results excluding items that are not necessarily indicative of ongoing results.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99.1	Press Release dated February 17, 2009.

All statements included or incorporated by reference in Report on Form 8-K and the conference call for analysts and investors announced in the press release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current facts.  These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as  “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words.  Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  The Company refers investors to the documents that it has filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2008 and its interim reports on Form 10-Q and its reports on Form 8-K.  These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Form 8-K. Furthermore, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this Form 8-K whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ Michael B. Green
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 17, 2009.